[redacted]

GENERAL TERMS

Company Name: WinSonic Digital Media Group, Ltd.

General Terms Reference No: AL- 85658

These Terms and Conditions ("General Terms") are made as of MAY 26 2005 ("Effective Date") between SUN MICROSYSTEMS, INC., a Delaware corporation with its address at 4150 Network Circle, Santa Clara, CA 95054 and its Affiliated Companies ("Sun") and WinSonic Digital Media Group, Ltd. with its address at 235 Peachtree Street, Ste. 480, Atlanta, GA 30303 ("Company").

1. **INTERPRETATION**

1.1 The purpose of the General Terms is to create a single mechanism under which Sun and Company may form Agreements.

1.2 In the General Terms:

"Affiliated Company" means, in relation to either party, any entity: (a) which is owned 50% or more by that party; or (b) over which that party exercises management control; or (c) which is under common control with that party; or (d) which owns 50% or more of that party;

"Agreement" means each agreement that is comprised of the General Terms and an Exhibit executed by the parties;

"Confidential Information" means any information disclosed by one party to another under each Agreement which is, prior to or at the time of disclosure, identified in writing as confidential or proprietary;

"Equipment" means the hardware (including components), software media and spare parts listed in Sun's standard product price lists published from time to time;

"Exhibit" means any exhibit to the General Terms as executed by the parties from time to time;

"Products" means Equipment or Software;

"Services" means any offering in Sun's Service List (each offering, a "Service Listing"), which is located at *http://www.sun.com/service/servicelist* (a hard copy of each of which will be made available to Company on request), together with such other service offerings as the parties may agree on, including services described in any statement of work("SOW");

"Software" means (i) any binary software programs listed in Sun's standard price lists published from time to time, (ii) any Updates, and (iii) any related user manuals or other documentation;

"Sun Trademarks" means all names, marks, logos, designs, trade dress and other brand designations used by Sun in connection with Products and Services;

"Technology" means any technology identified in an Exhibit and provided to Sun for use in the development or distribution of Products and Services.

"Updates" means subsequent releases and error corrections for Software previously licensed, as listed in the standard price lists published by Sun from time to time.

2. **CONFIDENTIAL INFORMATION**

A party receiving Confidential Information ("the Recipient") must keep it confidential using the same degree of care that it exercises with respect to its own information of like importance but in no event less than reasonable care, and may use it only for the purposes for which it was provided under the Agreement. Confidential Information may be disclosed only to employees or contractors obligated to the Recipient under similar confidentiality restrictions and only for the purposes for which it was provided under the relevant Agreement. These obligations do not apply to information which:

(a) is rightfully obtained by the Recipient without breach of any obligation to maintain its confidentiality;

(b) is or becomes known to the public through no act or omission of the Recipient;

(c) the Recipient develops independently without using Confidential Information of the other party; or

(d) is disclosed in response to a valid court or governmental order, if the Recipient has given the other party prior written notice and provides reasonable assistance so as to afford it the opportunity to object.

3. **EXPORT LAWS**

Products, Services, Technology, materials, tools, and technical data delivered by or to Sun may be subject to U.S. export controls or the trade laws of other countries. Company and Sun agree to comply with all export control regulations and acknowledge that they have the responsibility to obtain such licenses to export, re-export or import as may be required. Company and Sun agree not to export or re-export to entities on the most current U.S. export exclusion lists or to any country subject to U.S. embargo or terrorist controls as specified in the U.S. export laws. Company and Sun will not use or provide Products, Services, Technology, materials, tools, and technical data for nuclear, missile, or chemical and biological weaponry end uses.

4. **SUN TRADEMARKS**

4.1 Company may refer to Products and Services by their associated names, provided that such reference is not misleading and complies with Sun's Trademark and Logo Policies, which are found at http://www.sun.com/policies/trademarks.

4.2 Company may not remove or alter any Sun Trademarks, nor may it co-logo Products or Services. Company agrees that any use of Sun Trademarks by Company will inure to the sole benefit of Sun.

4.3 Company agrees not to incorporate any Sun Trademarks into Company's trademarks, service marks, company names, internet addresses, domain names, or any other similar designations.

5. **LIMITATION OF LIABILITY**

5.1 Each party acknowledges the full extent of its own liability to the other arising from: death or personal injury resulting from negligent acts or omissions; or claims for non-payment; or the non-excludable statutory rights of consumers (for example, under laws providing for strict product liability).

5.2 Subject to 5.1 above and the exceptions identified in any Exhibit and to the extent not prohibited by applicable law:

(a) each party's maximum aggregate liability for all claims relating to each Agreement, whether for breach of contract, breach of warranty or in tort, including negligence, will be limited to two million US dollars (U.S. $2,000,000) per Agreement or, in the case of purchases, to the amount paid to the other party during the previous twelve (12) months for the product or service which is the subject matter of the claim up to a maximum of two million US dollars ($2,000,000); and

(b) neither party will be liable for any indirect, punitive, special, incidental or consequential damages in connection with or arising out of the General Terms or any Agreement (including, without limitation, loss of business, revenue, profits, goodwill, use, data, electronically transmitted orders, or other economic advantage), however they arise, whether in breach of contract, breach of warranty or in tort, including negligence, and even if that party has previously been advised of the possibility of such damages.

5.3 Liability for damages will be limited and excluded, even if any exclusive remedy provided for in the Agreement fails of its essential purpose.

6. **TERMINATION AND EXPIRATION**

6.1 Either party may terminate the General Terms or any Exhibit immediately by written notice:

(a) if the other party commits a non-remediable material breach; or

(b) if the other party fails to cure any remediable material breach within thirty (30) days of being notified in writing of such breach.

6.2 Either party may terminate the General Terms immediately by written notice if no Exhibit is in effect.

6.3 On termination or expiration of the General Terms, all Exhibits shall automatically terminate with immediate effect. Following termination or expiration of an Exhibit, each party will deliver to the other any property of the other in its possession or control relating to that Exhibit, in good condition, reasonable wear and tear excepted. Notwithstanding the immediately preceding sentence, neither party shall be obligated to return any property to which it has continuing rights, including the right of possession.

7. **ASSIGNMENT**

The General Terms and any Exhibit may only be assigned by either party as described in the applicable Exhibit.

8. **DISPUTE RESOLUTION**

The parties will use reasonable efforts to resolve any dispute arising out of the General Terms or any Exhibit through a meeting of appropriate managers from each party. If the parties are unable to resolve the dispute, either party may escalate the dispute to its executives. If an executive level meeting fails to resolve the dispute within thirty (30) days after escalation, either party may seek any available legal relief. This provision will not affect either party's right to seek injunctive or other equitable relief at any time.

9. **GENERAL**

9.1 All disputes will be governed by the laws of California. The venue for litigation will be the appropriate courts located in Santa Clara County, California. Choice of law rules of any jurisdiction and the United Nations Convention on Contracts for the International Sale of Goods will not apply to any dispute under the Agreement.

9.2 A party is not liable under any Agreement for non-performance caused by events or conditions beyond that party's reasonable control, if the party makes reasonable efforts to perform. This provision does not relieve either party of its obligation to make payments then owing.

9.3 All written notices, including by electronic mail or facsimile, required by the General Terms or any Exhibit must be delivered in person or by means evidenced by a delivery receipt or acknowledgment and will be effective upon receipt.

9.4 Neither the General Terms nor any Agreement is intended to create a partnership, franchise, joint venture, agency, or a fiduciary or employment relationship. Neither party may bind the other party or act in a manner which expresses or implies a relationship other than that of independent contractor.

9.5 If any provision of the General Terms or any Agreement is held invalid by any law or regulation of any government or by any court or arbitrator, such invalidity will not affect the enforceability of other provisions.

9.6 Rights and obligations under the General Terms and any Exhibit which by their nature should survive, will remain in effect after termination or expiration of the General Terms or the relevant Exhibit.

9.7 Any express waiver or failure to exercise promptly any right under the General Terms or any Exhibit will not create a continuing waiver or any expectation of non-enforcement.

9.8 No modification to the General Terms or any Exhibit will be binding, unless in writing and manually signed by an authorized representative of each party.

9.9 Each Agreement constitutes the parties' entire agreement relating to its subject matter. It cancels and supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms contained in any quote, purchase order, acknowledgment, or other communication between the parties relating to its subject matter.

IN WITNESS WHEREOF THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THESE GENERAL TERMS AS OF THE EFFECTIVE DATE.

SUN MICROSYSTEMS, INC.		COMPANY	
BY:	[signature]	BY:	[signature]
NAME:	Greg Stroud	NAME:	Winston Johnson
TITLE:	V.P.	TITLE:	Chairman / CEO
DATE:	5-24-05	DATE:	5-24-05

[redacted]

IFORCE BUSINESS TERMS EXHIBIT

Company Name: WinSonic Digital Media Group, Ltd.

General Terms Reference No: AK-85658

Exhibit Reference No: ____________

THIS EXHIBIT to the Sun General Terms and Conditions ("General Terms") referenced above, is effective as of MAY 26 2003 ("Exhibit Effective Date").

The General Terms and the Guide (as defined below) are integral parts of this Exhibit and are incorporated by reference. The General Terms, the Guide and this Exhibit are together referred to as the "Agreement".

As specified and only to the extent expressly permitted in this Agreement, Company is authorized to (i) purchase certain Products and Services from Sun or a Sun authorized channel partner, and (ii) distribute such Products and Services to End Purchasers or Sun authorized channel partners.

1. **INTERPRETATION**

1.1 Definitions:

"Accreditation" means certification by Sun that Company meets the Criteria;

"Accepted Order" means an order for Product accepted by Sun pursuant to Section 3.1.

"Appendix" means any Appendix to this Exhibit;

"Criteria" means the selection criteria applicable to Company's Partner Type(s), as set out in the Guide;

"Deliverable" means in relation to any Services, the specific items to be delivered to Company or End Purchaser in connection with the applicable Service Listing or SOW;

"the End Purchaser" means any party to whom Company markets and sells Products or Services for internal use (and not for resale, marketing or leasing);

"the Guide" means the program guide(s) applicable to Company's Partner Type(s), as modified by Sun from time to time;

"the Guide Obligations" means the Sun policies and procedures, and the ongoing obligations applicable to Company's Partner Type(s), as set out in the Guide;

"Letter of Authorization" or "LOA" means a Schedule that sets forth Company's authorization for a particular Partner Type;

"Order" means an order for Products or Services, which may be submitted by Company to Sun in hard copy form ("Purchase Order") or in electronic form ("Electronic Order");

"Order Confirmation" means a written or electronic acknowledgment or invoice issued by Sun in response to an Order;

"Partner Type" means Company's channel authorization as set forth in a LOA;

"POS Information" means the point of sale or other information required by Sun and detailed in the Guide;

"Price List" means, in relation to any Order, as determined by reference to Section 4.1 of this Exhibit;

"Schedule" means any Schedule to this Exhibit, including any LOA;

"Service Contract" means an Order for Services that has been accepted by Sun.

1.2 Capitalized terms used but not defined in this Exhibit have the meanings set out in the General Terms and the Guide.

1.3 In the event of any inconsistency between the elements of this Agreement, the following order of precedence will apply (in descending order):

(a) the Schedules;
(b) the Appendices;
(c) the main text of this Exhibit;
(d) the General Terms;
(e) the applicable Price List, Service Listing or SOW;
(f) the Guide;
(g) the Order Confirmation;
(h) the Order.

2. APPOINTMENT

2.1 Subject to the terms of this Agreement, Sun hereby appoints Company (but not any Affiliated Company, unless such Affiliated Company has satisfied Sun's Accreditation requirements and explicitly agrees to be bound by the terms of this Agreement) on a non-exclusive basis, to participate in such Sun channel program, in such territories and for such term as are specified in the Schedule, for so long as it continues to meet the applicable Criteria.

2.2 The rights and responsibilities applicable to each Partner Type are more particularly described in the Guide. Sun may add to or modify the Guide at its sole discretion on a non-discriminatory basis and the additional or modified rights and obligations shall come into effect sixty (60) days after Company receives notice of such changes.

3. ORDERING

3.1 Company may order Products or Services by:

(a) submitting an Electronic Order in the manner directed by Sun; or

(b) submitting a Purchase Order to Sun (and Company acknowledges that Electronic Orders for certain Products or Services may need to be supplemented by a Purchase Order);

in each case specifying the Products or Services ordered and referencing the General Terms and applicable Letter of Authorization numbers. By doing so, Company agrees that the Order is governed by this Agreement.

3.2 Sun may accept the Order by:

(a) issuing an Order Confirmation to Company; or

(b) shipping Products or initiating performance of Services pursuant to the Order.

3.3 The identification of the Products or Services in the Order, Accepted Order, Service Contract, and any Order Confirmation, together with any applicable Service Listings or SOWs and this Agreement, will create a binding contract between Company and Sun for the purchase of those Products or Services.

4. PRICING AND PAYMENT TERMS

4.1 **Applicable Price List.** The Price List applicable to an Order under this Exhibit depends on the Products or Services ordered and on the country of delivery of Services or installation of Products ("the Destination Country"). Unless otherwise specified in the Schedule, the Price List is:

(a) The Sun country Price List in effect in the country in which the Order is accepted if:

(i) both the Destination Country and such country accepting the Order are within the European Economic Area, or

(ii) all sales under this Exhibit are related to a single country (i.e., the country accepting the order and the Destination Country are always the same country); otherwise

(b) The Sun International Price List in effect in the Destination Country; provided that the Sun country Price List in effect in the Destination Country for the relevant Products or Services will apply if such International Price List does not list the relevant Products or Services.

4.2 **Pricing and payment arrangements.**

(a) For Products or Services which are discountable in the applicable Price List, Sun agrees (subject to Section 4.3) to grant Company the discounts set out in the Schedule or the Guide.

(b) All payments will be made in the currency of the applicable Price List (or as otherwise agreed in writing).

(c) Software license fees are not contingent upon nor dependent on any further deliverables from Sun, including but not limited to, professional services.

(d) Where Company has appropriate credit arrangements with Sun, Company shall pay all invoices within thirty (30) days of the date of the invoice or, in case of Products, delivery (whichever is the later). In all other cases, Company shall pay cash in advance of shipment or performance.

(e) Company is not required to pay the disputed portion of any invoice, pending resolution of that dispute, if written notice of the dispute has been provided to Sun within fifteen (15) days of receipt of the invoice.

4.3 **Review of discounts.** Sun has the right to modify Price Lists and discounts from time to time; such modifications taking effect on the dates identified to Company. Sun may invoice Company for reimbursement of discounts extended to Company that are based on the attainment of volume, term of service or other criteria not earned by Company.

5. COMPANY OBLIGATIONS

5.1 **Conformity to Criteria and Guide Obligations.** Company will comply at its own expense with the applicable Criteria and the Guide Obligations for so long as this Agreement remains in force.

5.2 **POS Information.** Company warrants:

(a) that all POS Information it provides will be obtained in accordance with the procedures set out in the Guide;
(b) that Company has notified the End Purchaser of Sun's intended use of POS Information (as stated in the Guide) and obtained all necessary consents to such use.

5.3 **Policies and Procedures/Fair Representation.** Company will:
(a) represent Sun fairly and will make no representations or guarantees concerning Sun, Company's relationship with Sun, or Sun's Products or Services, that are false, misleading, or inconsistent with those representations set out in this Agreement, promotional materials, literature, manuals and other written materials published and supplied by Sun from time to time;
(b) comply with all applicable laws and regulations in performing its obligations under this Agreement, including, without limitation, all applicable data privacy laws and regulations;
(c) comply with the U.S. Foreign Corrupt Practices Act and other laws implementing the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and Company warrants that neither it nor any person representing it will make, offer, promise or authorize, directly or indirectly, any payment or transfer of anything of value to an official, representative, or employee of any governmental agency or instrumentality, any political party or candidate for public office, or make any payment to anyone who Company knows or should know will make a payment to any of the foregoing, in order to promote or retain business or assist Company in performing its obligations and/or providing information to Sun under this Exhibit.

5.4 **Indemnity.** Company agrees to indemnify and hold Sun, its employees and agents harmless from and against all claims from End Purchasers and other third parties arising out of any acts and/or omissions of Company and its employees or agents. Company shall carry liability insurance at a sufficient level to protect Sun, its employees and agents from all such claims naming Sun as additional insured.

5.5 **Manuals, Tools and Information.** Should Sun make manuals and documentation (collectively "Materials") or tools and information (collectively "Tools") available to Company, then such Tools and Materials may be used only for the purposes of and in accordance with this Agreement. The terms and conditions that shall apply to the Tools and Materials shall include, without limitation, the following:
(a) All Tools and Materials are supplied "AS IS" and Sun disclaims all warranties.
(b) All Tools and Materials are proprietary to Sun and, as between Company and Sun, Sun is the sole owner of all right, title and interest, including copyrights or other intellectual property rights, in and to any and all ideas, concepts, expertise, programs, systems, methodologies, data or other materials embodied in, underlying or reduced to practice in such Tools and Materials along with any enhancements, modifications or improvements thereto.
(c) Company will not make copies of Tools or Materials, except as expressly authorized by Sun, and will return or destroy all Tools and Materials in its possession within thirty (30) days of the termination of this Exhibit or as otherwise requested by Sun.
(d) Company is prohibited from (i) developing any materials which incorporate portions of the Tools or Materials; and (ii) from modifying the Tools or Materials.
(e) Tools and Materials are confidential to Sun and its licensors and the confidentiality provisions of this Agreement shall apply to the Tools and Materials.
(f) Company shall promptly advise Sun in writing of any misappropriation or misuse of the Tools or Materials or any breach of a term governing the Tools or Materials of which Company becomes aware.

5.6 **Electronic ordering and services.** For the purposes of placing Electronic Orders and using electronic Tools and services, Company represents and warrants that:
(a) it will keep confidential any unique user identification and password that Sun assigns to Company; and
(b) all of Company's employees or agents who submit orders or use Tools or services are authorized by Company to do so.

5.7 **Failure to comply with Company obligations.** Without limiting the materiality of other breaches of this Agreement, failure to comply with any of the obligations in this section will constitute a material breach of this Agreement.

6. **INTELLECTUAL PROPERTY OWNERSHIP AND LICENSING**

6.1 **Pre-existing.** Each party shall retain its own pre-existing IPR.

6.2 **License terms.**
(a) Sun agrees to grant to Company a license to use Software and Deliverables to the extent permitted in the Appendices.
(b) Sun or its independent audit firm may, upon reasonable notice, examine and audit the records and systems of Company to ensure compliance with any license granted by Sun. Any audit will be

performed during Company's regular business hours and in a manner which avoids unreasonable interference with Company's business operations.

(c) Company acknowledges that any breach or threatened breach of any license involving unauthorized use of Sun's intellectual property will result in irreparable harm to Sun for which damages would not be an adequate remedy and that Sun may obtain injunctive or equitable relief against such breach or threatened breach without proving an inadequate remedy at law.

(d) Company may not alter or obscure any proprietary rights notice appearing on any Sun-supplied materials, and must include such notices on any copies.

(e) Breaches of any license granted under this Exhibit are excluded from the Limitation of Liability provision of this Agreement.

7. EXPORT LAWS

7.1 **Terminology.** In this section:

(a) "Export Exclusion List" includes but is not limited to the United States Treasury Department's Specially Designated Nationals List and the United States Commerce Department's Entity and Denied Persons Lists, in all cases as the same may be updated from time to time, and including any equivalent or replacement lists;

(b) "Export Laws" means (i) all applicable U.S. export controls including but not limited to the United States Export Administration Act and Regulations (15 CFR Parts 730-774; *http://www.bis.doc.gov*) and Foreign Assets Control Regulations (*http://www.treas.gov/ofac/index.html*) and (ii) local import/export controls, in all cases as the same may be updated from time to time, and including any equivalent or replacement controls ; and

(c) "Export Licenses" means export, re-export, or import authorizations from the United States or other governments.

7.2 **Compliance with Export Laws.** Products, Services, Materials, Tools, Deliverables and any technical data are subject to Export Laws. Company shall comply strictly with all such laws, and in particular:

(a) shall obtain any Export Licenses for Products, Services, Materials, Tools, Deliverables and any technical data after delivery by Sun as may be required by the Export Laws;

(b) shall not market, sell or otherwise provide Products, Services, Materials, Tools, Deliverables and any technical data to any person whom it knows or has reason to know is involved in the design, development, production or use of missiles, chemical/biological, nuclear or other weapons of mass destruction;

(c) shall not transfer, export or re-export Products, Services, Materials, Tools, Deliverables and any technical data to any entity identified on the most current U.S. government Export Exclusion Lists, or to any country subject to U.S. embargo or terrorist controls as identified in the U.S. Export Laws;

(d) shall provide end use and End Purchaser information upon Sun's request; and

(e) Company acknowledges that Sun may, at its reasonable discretion and upon notice to Company, reject certain previously accepted Orders for purposes of complying with export control laws.

7.3 **Export compliance audits.** Sun may audit and request copies of Company's Order records to ensure compliance with Export Laws, and Company shall implement any corrective action recommended by Sun as a result of such audit findings.

7.4 **Notification requirements.**

(a) Export controls on servers, system boards, and CPU's. Company acknowledges that U.S. Export Laws restrict the performance level of computers that may be exported, or re-exported to/within certain countries and may require export and/or re-export licenses prior to shipment. Company agrees not to transfer, export, manufacture, enhance or upgrade Products in violation of these controls. Company further agrees that it will abide by the conditions of any export licenses under which Sun shipped to Company Products, Services, technical data, Materials, Tools, and any other items. Company also agrees to comply with Export Laws requiring governmental permissions to expand, activate or enhance Sun Product.

(b) Company shall include the following notice on packing lists, commercial invoices, shipping documents and other documents involved in the transfer, export or re-export of Sun products: "These commodities, technology or software were exported from the United States in accordance with the Export Administration Regulations. Diversion contrary to U.S. law is prohibited."

8. INTELLECTUAL PROPERTY CLAIMS

8.1 Each party ("the Indemnifying Party") will defend or settle, at its option and expense, any legal proceeding brought against the other ("the Indemnified Party") to the extent that it is based on a claim that materials, Products and Services provided by the Indemnifying Party to the Indemnified Party infringe a third party's

patent, trade secret or copyright. The Indemnifying Party will indemnify the Indemnified Party against all damages and costs attributable exclusively to such claim awarded by the court finally determining the case, provided that the Indemnified Party:

(a) gives written notice of the claim promptly to the Indemnifying Party;
(b) gives the Indemnifying Party sole control of the defense and settlement of the claim;
(c) provides to the Indemnifying Party, at the expense of the Indemnifying Party, all available information and assistance; and
(d) does not compromise or settle such claim.

8.2 If such materials, Products and/or Services are found to infringe, or in the reasonable opinion of the Indemnifying Party are likely to be the subject of a claim, the Indemnifying Party will at its option:

(a) obtain for the Indemnified Party the right to use such materials, Products and/or Services;
(b) replace or modify the materials, Products and/or Services in a manner that does not cause a material adverse effect in overall material performance so that the materials, Products and/or Services become non-infringing; or
(c) if neither (a) nor (b) is reasonably achievable, remove such materials, Products and/or Services and refund their net book value.

8.3 Neither party has any obligation to the extent any claim results from:

(a) compliance by the Indemnifying Party with the designs or specifications of the Indemnified Party;
(b) modification of materials, Products and/or Services other than at the direction of the Indemnifying Party; or
(c) use of an allegedly infringing version of the materials, Products and/or Services, if the alleged infringement could have been avoided by the use of a different version made available to the Indemnified Party.

8.4 This section states the entire liability of each party (as Indemnifying Party) and the exclusive remedies of each party (as Indemnified Party) for claims that materials, Products and/or Services infringe a third party's intellectual property.

9. WARRANTY

9.1 **Warranties.** Company represents that when it resells Products or Services ordered under this Agreement, it will notify End Purchasers that they will receive the benefit of a warranty in equivalent terms to the applicable warranty set out in the respective Appendix.

9.2 **NO IMPLIED WARRANTIES**. EXCEPT AS SPECIFIED IN THIS EXHIBIT, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, ARE HEREBY EXCLUDED TO THE MAXIMUM EXTENT PERMITTED BY LAW.

10. NUCLEAR APPLICATIONS

Company acknowledges that Products and Services are not designed or intended for use in the design, construction, operation or maintenance of any nuclear facility.

11. TERMINATION

11.1 In addition to the termination provisions set forth in the General Terms, the following additional provisions relating to termination apply to this Exhibit.

(a) Either party may terminate this Exhibit at any time upon ninety (90) days written notice;
(b) Either party may terminate an Accepted Order or Service Contract immediately by written notice: (i) if the other party commits a non-remediable material breach of such Accepted Order or Service Contract; or (ii) if the other party fails to cure any remediable material breach within thirty (30) days of being notified in writing of such breach.
(c) This Agreement will terminate automatically if Company ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to the liquidation or insolvency of Company which is not dismissed within ninety (90) days or makes an assignment for the benefit of its creditors.
(d) Sun may terminate this Agreement immediately by written notice if Company undergoes any change in ownership or control (whether by way of voting or contract rights or otherwise) or in its business, which change Sun considers material, in the light of the fact that Company has been appointed by Sun because of its present financial, technical and managerial conditions.
(e) Sun may terminate Company's authorization to participate in any Sun channel program, or to do so in a given location, immediately by written notice (i) if Company fails to meet the applicable Criteria and Guide Obligations to a material degree, or (ii) if Company fails to meet the applicable Criteria and

Guide Obligations to a non-material degree and fails to cure such failure within thirty (30) days of being notified in writing of the requirement to do so.

11.2 **Post-termination actions.** The following provisions apply to this Exhibit generally (in the event of termination in its totality) and to the Company's activities in particular locations only (in the event of termination of Company's authorization to act in a given location). Upon termination:

(a) Company will immediately cease and desist from marketing or distributing Products and Services under authority from Sun, and will (i) return or, if agreed to by Sun, destroy all tools, materials and other Sun property provided to Company, at Company's expense, within thirty (30) days, (ii) immediately pay all amounts due and owing, and (iii) promptly notify Sun of the Products in Company's inventory, as well as the net invoice price and an estimate of the then fair market value of such inventory; Sun will have the right of first refusal to repurchase Products in Company's inventory at the lower of net invoice price or the then fair market value, as may be adjusted for any amounts due but unpaid pursuant to this Section 11.2(a)(ii). Sun may exercise this right by providing Company with written notice of its election to do so within fifteen (15) days following the date that Company complies with Section 11.2(a)(iii). Except where termination is by Sun for breach, and subject to the terms and obligations of this Agreement, during the ninety (90) day period following termination, Company may sell and/or license under the terms of this Exhibit any Products that Sun does not elect to purchase.

(b) Sun will have the right to cancel by written notice all or part of any unfulfilled Order previously accepted by Sun. To the extent that Sun does not cancel any such Order, the terms of this Agreement shall apply to it.

12. **USE OF SUN TRADEMARKS AND LOGOS**

12.1 **Sun Trademark Rights.** Company agrees that as between Company and Sun, Sun is the sole owner of all right, title and interest in and to the Sun Trademarks and all associated goodwill. Company is granted no right, title or license to, or interest in, any Sun Trademark. Company agrees not to challenge Sun's ownership or use, or the validity, of the Sun Trademarks, or attempt to adopt or register any mark identical or confusingly similar to any of the Sun Trademarks. Should Company acquire (by operation of law or otherwise) any rights in any Sun Trademark, it shall immediately at no expense to Sun assign to Sun all such rights and associated goodwill, applications and registrations. Company will cooperate with Sun and take all reasonable actions required to assist Sun to secure, protect and maintain ownership rights in the Sun Trademarks worldwide, at Sun's cost, including giving prompt notice to Sun of any potential infringement thereof and cooperating with Sun in the preparation, execution and recording of legal documents necessary to register or otherwise protect the Sun Trademarks.

12.2 **Logo Usage.** Sun grants to Company a limited, non-exclusive, non-transferable, royalty-free, worldwide permission to use an applicable Sun logo (the "Logo"), if any, to refer or relate to Sun's program for Company's Partner Type(s) and only:

(a) in the exact form provided by Sun;

(b) in pre-sale advertising and marketing materials that prominently display Company's own corporate name and logo, but not on product, packaging, documentation, shipping containers, or other materials distributed with Products or the rendering of Services;

(c) on Company's web site, as a link to the Sun Microsystems home page (*www.sun.com*) or to an Internet URL to be provided by Sun's iForce program manager;

(d) in a manner less prominent than Company's own corporate name and logo;

(e) in accordance with the Sun Trademark & Logo Usage Requirements and with any graphics standards distributed by Sun;

(f) in a manner that is truthful and not misleading, and that does not use the Logo to imply any relationship with, or endorsement or sponsorship by, Sun that is not true;

(g) in a manner that avoids disparaging statements or implications about Sun or its products or services;

(h) on materials that are in compliance with all applicable laws and governmental regulations; and

(i) with the following trademark legend on the page where the Logo appears (unless Company is required to use a more specific legend by any other agreement Company may have with Sun): "Sun, Sun Microsystems, the Sun logo and iForce are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries and are used with permission. Company and its products/services are independent of Sun Microsystems, Inc."

This grant does not extend to Company's subsidiaries, affiliates, suppliers, distributors, dealers, agents, customers, or other third-party entities. Company shall promptly modify any use of the Logo that does not comply with this Agreement upon notice from Sun specifying the non-compliance, which noncompliance shall be determined in Sun's discretion. Sun may change the Logo, or create new logos to replace the

Logo currently in use. Upon reasonable notice from Sun, Company shall promptly modify its use of the Logo to conform to any such changed or new logo.

12.3 **Injunctive Relief.** Company agrees that a material breach of the obligations in this section is likely to cause irreparable harm to Sun for which damages would not be an adequate remedy. Therefore, in addition to its rights and remedies otherwise available at law, including, without limitation, the recovery of damages for breach of this Agreement, Sun shall be entitled to: (a) immediate equitable relief, specifically including, but not limited to, both interim and permanent restraining orders and injunctions; and (b) to such other and further equitable relief as the court may deem proper under the circumstances.

13. PUBLICITY

Sun may use Company's name in promotional materials, including press releases, presentations and customer references regarding the sale of Products or Services. These permissions are free of charge for worldwide use in any medium. Sun will obtain Company's prior approval for publicity that contains claims, quotes, endorsements or attributions by Company, such approval not to be unreasonably withheld.

14. ASSIGNMENT AND SUBCONTRACTING

Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, except that:

(a) both parties may assign their right to receive payment; and

(b) Sun may use subcontractors in the performance of its obligations, in which case Sun will remain responsible for the performance by such subcontractors.

IN WITNESS WHEREOF THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS iFORCE EXHIBIT AS OF THE EXHIBIT EFFECTIVE DATE.

Sun Microsystems, Inc.		COMPANY	
BY:	[signature]	BY:	
NAME:	Greg Strood	NAME:	
TITLE:	V.P.	TITLE:	
DATE:	5-24-05	DATE:	

Appendix 1 to the iForce Business Terms Exhibit
Additional provisions relating to Products

Company Name:	WinSonic Digital Media Group, Ltd.
General Terms Reference No:	An-85658
Exhibit Reference No:	
Appendix Reference No:	

1. **DELIVERY ARRANGEMENTS FOR PRODUCTS**

1.1 **Target delivery dates.** Sun will use reasonable efforts to meet the Product delivery dates stated on its Order Confirmation.

1.2 **Changing delivery arrangements.**

(a) Sun may make Product substitutions and modifications that do not cause a material adverse affect in overall Product performance;

(b) Subject to Company's agreement, Sun may make and invoice for partial deliveries; and

(c) Company may, when purchasing direct from Sun, re-schedule or re-configure all or part of an Order in accordance with the applicable provisions of the Guide.

1.3 **Title and risk.** Unless otherwise specified in a Schedule , Title to Equipment and risk of loss of or damage to Products will pass from Sun upon delivery, which will be made in accordance with Incoterms 2000, as specified in Sun's price list and then current delivery terms table located at *http://www.sun.com/sales/delivery-terms/index.html*, and Products will be deemed accepted upon such delivery. In the United States, the relevant Incoterm is Ex Works Sun's Product Delivery Center.

2. **CHARGING ARRANGEMENTS FOR PRODUCTS**

2.1 **Charges and invoices.** The charges for Products are as set out in the Price List.

2.2 **Taxes and expenses.** The stated charges for Products are exclusive of all sales and other taxes based upon the value of the Products. Company is responsible for payment of all such taxes.

3. **LICENSE TERMS FOR SOFTWARE PRODUCTS**

3.1 **License for Internal Use.** Sun grants to Company a non-exclusive and non-transferable license to use Software provided to Company hereunder for its internal use only, subject to:

(a) any restrictions set out in the Order Confirmation as to the permitted purposes and number of users, developers, entries and CPUs; and

(b) any supplemental license terms accompanying the Software (a hard copy of which are available upon request).

3.2 **License to distribute.** With due regard to the terms of the applicable Schedule, and subject to payment of the applicable fee, Sun grants Company a non-exclusive and non-transferable license to distribute Software to End Purchasers. If such Software is operating system software that was purchased with Equipment, then the Software may be distributed only as part of the sale of the Equipment on which Company obtained the Software. Company must provide to each End Purchaser licensee a copy of Sun's binary code license agreement applicable to the Software (including any supplemental terms), and Company shall keep records identifying each licensed End Purchaser and the capacity of the license granted.

3.3 **Reservation of rights.** Software is confidential and copyrighted, all rights therein not expressly granted to Company are reserved to Sun, and Sun retains title to all copies.

3.4 **License restrictions.** Company may make identical copies of the Software, as permitted herein, and for archival purposes (which include a backup copy for disaster recovery). Except to the extent permitted by applicable law, Company may not modify, decompile, or reverse-engineer Software.

3.5 **Commercial software notice.** If Software is being acquired by or on behalf of the U.S. Government or by a U.S. Government prime contractor or subcontractor (at any tier), then the Government's rights in Software and accompanying documentation are only as set out in this Agreement; this is in accordance with 48 CFR 227.7201 through 227.7202-4 (for Department of Defense (DoD) acquisitions) and with 48 CFR 2.101 and 12.212 (for non-DoD acquisitions).

4. **PRODUCT WARRANTIES**

4.1 **Warranty.** Sun warrants that all Equipment as at the date of delivery will be free from material defects in materials and workmanship for the period shown on the web-page at

Appendix 1 to the iForce Business Terms Exhibit
Additional provisions relating to Products

http://www.sun.com/service/support/warranty ("the Warranty Web Page") (a hard copy of which is available on request). Company may review Sun's warranty programs and related procedural details at the Warranty Web Page. Sun furthermore warrants that Software listed on the Warranty Web Page as at the date of delivery, for the period shown on the Warranty Web Page, will contain the features described in the applicable users manual, as it exists at the date of delivery to Company. Otherwise Software is provided "AS IS".

4.2 **Changes to Warranty Web Page.** Any changes to the warranty details specified on the Warranty Web Page from time to time will not apply to Products ordered prior to such change.

4.3 **Exclusive remedy.** Company's sole and exclusive remedy and Sun's entire liability for breach of the above warranty will be (a) the repair or, at Sun's option and expense, replacement of defective Equipment; and (b) the provision of Software support as shown on the Warranty Web Page. Parts or components which are replaced under applicable warranty may not be new. Title in all defective parts which are removed from Equipment under applicable warranty shall transfer back to Sun.

4.4 **Products excluded from warranty.** No warranty will apply to any Product which has been:
(a) modified, altered or adapted without Sun's written consent;
(b) maltreated or used in a manner other than in accordance with the relevant manual;
(c) installed or repaired by any third party in a manner which fails to meet Sun's quality standards;
(d) used with equipment or software not covered by the warranty, to the extent that the problems are attributable to such use; or
(e) sold to or procured by Company from any entity not authorized by Sun to distribute Products to Company, where such exclusion is permitted under applicable local law.

5. **REPORTING REQUIREMENTS FOR INTERNATIONAL TRANSACTIONS**

Company will report all Product exports and re-exports by providing a report to Sun by the 15th day of each month in which Company exports or re-exports, which contains the following information: (i) the name of the buying office of Company, (ii) the name of the Sun selling office, (iii) Product type, (iv) serial number(s), (v) new country of installation and (vi) date of export for each Product exported from the original country of installation. A sample monthly report is available from Sun on request.

IN WITNESS WHEREOF THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS iFORCE EXHIBIT AS OF THE APPENDIX EFFECTIVE DATE.

Sun Microsystems, Inc.		COMPANY	
BY:	[signature]	BY:	[signature]
NAME:	Greg Stroud	NAME:	Winston Johnson
TITLE:	V.P.	TITLE:	Chairman / CEO
DATE:	5-24-05	DATE:	5-24-05

Appendix 2 to the iForce Business Terms Exhibit
Additional provisions relating to Services

Company Name: WinSonic Digital Media Group, Ltd.

General Terms Reference No: AW-85658

Exhibit Reference No:

Appendix Reference No:

1. **DEFINITIONS**
In this Appendix:
"Covered Systems" means the systems indicated on the relevant Order Confirmation.

2. **SUN'S OBLIGATIONS**

2.1 Company may purchase Services for its internal use in accordance with the terms of this Agreement. If authorized in a Schedule, Company may purchase Services to be delivered to End Purchasers in accordance with the terms of this Agreement and the relevant Schedule.

2.2 **Exclusions from Services.** Sun's obligation to provide Services under this Exhibit is subject to Company's fulfilment of its obligations set out in the Guide, and contingent upon proper use and care of Covered Systems. Sun has no obligation to provide support services that are required because of:

(a) improper use, abuse, accident, or neglect;
(b) alterations, modifications, or attempts to repair systems not authorized by Sun;
(c) failure to maintain Software or systems at the Sun specified minimum release level or configuration necessary to effectuate problem fixes or keep a system within the terms of Sun's end of life support;
(d) causes external to the system, such as failure to maintain environmental conditions within the operating range specified by Sun;
(e) attachment of the Covered System to or use with equipment, software, or other items which are not sold to Company or End Purchaser by Sun; or
(f) problems caused by relocations or attempts to relocate Covered Systems.Any such support will be invoiced separately and paid at Sun's then-current published time and materials rates in the country in which the support is provided.

3. **INTELLECTUAL PROPERTY OWNERSHIP AND LICENSE TERMS FOR SERVICE DELIVERABLES**

3.1 **License terms.**

(a) **License to Company.** Sun grants to Company a non-exclusive and non-transferable license to use Deliverables for its internal use only, subject to:
  (i) any restrictions set out in the Order or Order Confirmation as to the permitted number of users and CPUs; and
  (ii) any supplemental license terms accompanying the Deliverable.

(b) **Permission to sub-license.** To the extent of its authorization as set out in the Schedule, and subject to any limitations set out in the Guide or the applicable Service Listing or SOW, Sun grants Company the right to grant End Purchasers in the territory to which such authorization applies, a royalty free, non-transferable, right and license to use Deliverables for such End Purchaser's internal use. Company shall:
  (i) implement its own end user license agreement with such End Purchasers, which agreement is consistent with the rights and obligations in this section, and incorporates in substance, and is no less protective of Sun than, the terms set out in this section;
  (ii) use commercially reasonable efforts to enforce the terms of any such end user license agreement; and
  (iii) where Company obtains an indemnity from End Purchasers for any damages incurred by Sun, to the extent such damage is caused by misuse by End Purchasers of a Sun deliverable that is sublicensed by Company, pay such damage award to Sun.

(c) **Use of tools and Updates.** Tools provided to Company for the purpose of diagnosing and resolving problems on Covered Systems may only be used for those specific purposes and may only be accessed by authorized Company contacts.

(d) **License restrictions.** Except to the extent permitted by applicable law. Company may not:
  (i) make copies of Deliverables, other than for archival purposes;

Appendix 2 to the iForce Business Terms Exhibit
Additional provisions relating to Services

(ii) modify, decompile, or reverse-engineer Deliverables;
(iii) authorize End Purchasers to do the foregoing.

(e) **Reservation of rights.** Software is confidential and copyrighted, all rights therein not expressly granted to Company are reserved to Sun, and Sun retains title to all copies.

4. **SERVICE WARRANTIES**

4.1 **Warranty.** Sun warrants that Services will be performed in a good and workmanlike manner.

4.2 **Exclusive remedy.** Company's sole and exclusive remedy and Sun's entire liability for breach of the above warranty will be reperformance of Services.

4.3 **Claims.** Any claim for breach of the above warranty must be made in writing and notified to Sun within 90 days of performance of the Services at issue.

5. **CHARGING ARRANGEMENTS FOR SERVICES**

5.1 **Charges and invoices.** The charges for Services are as set out in the Price List or the applicable SOW (if not in the Price List). Charges for systems support Services shall be invoiced monthly, quarterly or annually in advance as agreed between the parties as stated in the Service Contract. Invoices for other Services shall be rendered upon completion of such Services or monthly in the event the duration of services exceeds one month.

5.2 **Acceptance.** Deliverables are deemed accepted upon delivery. Services are deemed accepted upon completion.

5.3 **Items not included in charges.** Except as otherwise stated in the Guide, Service Listing, or SOW the stated charges are exclusive of the following items (for which Company is responsible):

(a) all sales and other taxes based upon the value of the Services;
(b) reasonable travel expenses associated with consulting Services in the amount actually incurred by Sun;
(c) reasonable and necessary out-of-pocket expenses associated with any Services designated as consulting services in a Service Listing or SOW ("Consulting Services");
(d) costs incurred by Company or its employees in connection with their participation in educational services;
(e) transportation and insurance charges incurred as a result of providing Services to remote Company sites; and
(f) the costs of operating supplies and accessories.

6. **MISCELLANEOUS**

6.1 **Service availability.** Services may not be available in certain locations, and Deliverables may vary between locations. Services are subject to availability of qualified Sun personnel and facilities and may be subject to additional costs or terms or to payment of minimum applicable fees. Sun may modify the Service Listings at any time, but will continue to provide Deliverables as set out in the relevant Service Listing in effect on the date the relevant Order Confirmation was issued. Sun may make Service substitutions and modifications that do not cause a materially adverse effect in overall Service performance.

6.2 **Additional provisions relating to Service Contracts.**

(a) **Renewal.** Sun may modify the prices and/or discounts set forth in a renewable Service Contract upon renewal of any such Service Contract, or annually for Service Contracts with a term of more than one year.

(b) **Termination.** Without limiting Section 11.1 of the main text of the Exhibit, the following additional provisions shall apply to Service Contracts:

(i) neither party may terminate a renewable Service Contract without cause during its initial term; and
(ii) either party may terminate a renewed Service Contract without cause after its initial term by giving sixty (60) days' prior written notice to the other party.
(iii) Sun will deliver to Company any Deliverables, whether finished or unfinished, subject to receipt of payment for any Services rendered through the date of termination or expiration; and
(iv) Where the Exhibit has been terminated by Sun for cause, Company will destroy all copies of Software.

7. **SERVICES SUPPLIED TO COMPANY AS AN END PURCHASER**

Appendix 2 to the iForce Business Terms Exhibit
Additional provisions relating to Services

The rights and obligations set out in this section apply to Services that Company buys for itself and in respect of Products it uses as an End Purchaser.

7.1 **Remote Services.** By purchasing any Services which are delivered remotely, Company:

(a) agrees that Sun may access Products remotely at Company's site, and may process and store Product data in order to remotely monitor, manage and service Products (all such data will be treated by Sun as Company Confidential Information, except that Company permits disclosure for the purposes of fulfilling this Agreement);

(b) commits to procure and maintain a Sun-approved bridge or gateway appropriate to the systems or networks involved, at Company's expense; and

(c) assumes responsibility for all telecommunications and Internet access charges related to the remote Services.

If Company fails to permit or facilitate remote Services, Sun may decline to deliver such Services and assess additional charges or other conditions for the delivery of Services that would otherwise be provided remotely, or revoke any applicable warranties.

7.2 **Systems Support**

(a) **Service Contracts.** For each Service to be delivered by Sun, Sun and Company will execute a Service Contract or SOW, which will detail the scope of the Services ordered by Company.

(b) **Company Sites.** Systems support will be delivered in accordance with the Service Listing and/or SOW to the Company's sites and for the systems indicated on the relevant Order Confirmation (respectively, "Company Sites" and "Covered Systems"). Company will give Sun at least thirty (30) days' written notice prior to relocating Covered Systems, which notice must specify the new site. Support of relocated systems is subject to local availability and may be subject to additional fees, and to inspection and recertification of the relocated systems at Sun's applicable time and materials rates.

(c) **Problem Avoidance.** Company will perform routine system preventative maintenance and cleaning. Prior to requesting support from Sun, Company will comply with all applicable operating and troubleshooting procedures, as posted on a Sun knowledge database or as otherwise provided by Sun. If such efforts are unsuccessful in eliminating the malfunction, Company will promptly notify Sun. Company will establish and maintain a procedure external to Covered Systems so that Company can reconstruct lost or altered files, data, or programs.

(d) **Qualified Personnel.** Requests for hardware and software support may be made only by Company personnel who:

(i) possess the necessary expertise and training (as from time to time defined by Sun) to diagnose and resolve system and software malfunctions with direction by Sun; and

(ii) are designated as "Contacts" in accordance with the applicable Service Listing or SOW.

(e) **Additional Systems.** Company may add systems to a Service Contract for a period coterminous with the term of the Service Contract at Sun's applicable, pro-rated, per-system fee, upon written notice to Sun and subject to Sun's rights of inspection. Sun will provide to Company an add-on Order Confirmation reflecting the additional Covered Systems and associated additional fee.

(f) **Eligible Systems - Automatic Eligibility.** Systems support is available for systems which are covered by a valid software license and are either still under Sun's warranty or currently under an existing Sun support agreement.

(g) For any other systems, Sun, in its sole discretion, may elect to provide systems support provided that:

(i) the systems pass a Sun inspection; and

(ii) Sun may place the systems under observation and that support coverage will only commence once the systems have operated for ninety (90) consecutive days without experiencing a system failure, during which period required support will be charged on a time and materials basis.

7.3 **On-Site Materials**

(a) Company will segregate, safeguard and designate as the property of Sun all tools, parts, spares, equipment and materials placed on a Company site and for which title is not transferred to Company ("On-Site Materials").

(b) On-Site Materials may only be used by authorized persons consistent with the terms of the applicable Service Listing or SOW. Company will have no right or interest in the On-Site Materials, and will not grant any liens or security interests therein. Company assumes all risk of loss or damage to On-Site Materials that may occur prior to their return and receipt by Sun.

Appendix 2 to the IForce Business Terms Exhibit
Additional provisions relating to Services

(c) Within ten (10) days after termination or expiration of any Service Contract, Company will deliver to Sun any On-Site Materials related to such Service Contract, with a bill of lading, freight charges prepaid and fully insured.

7.4 **Non-Solicitation**

(a) Without the prior written consent of Sun, Company will not recruit any personnel assigned by Sun to perform any Consulting Services for Company until one (1) year after completion of the applicable Services.

(b) "Recruit" means to initiate personal contact for the purposes of hiring, but does not include responding to an unsolicited application, receiving unprompted responses to advertisements, or receiving candidates who are, without Company involvement, presented to Company by a recruiting firm.

(c) If Company hires personnel in violation of this provision, Company immediately will pay Sun liquidated damages in an amount equal to the hired employee's total compensation for the six (6) months preceding the date of hiring.

7.5 **Other Obligations In Respect Of Services Purchased As An End Purchaser.** Company shall fulfil all applicable Company obligations under this Agreement, and acknowledges that performance of this Agreement by Sun is conditional upon Company's fulfillment of such obligations; and that any additional services that Sun provides as a result of Company's failure to do so will be billed separately, at Sun's applicable time and materials rates. Company will cooperate with Sun and will provide safe and timely access to its premises and computer equipment, including remote access, adequate working space, facilities and any other services, personnel, information or materials that Sun personnel may reasonably require to perform Sun's obligations.

7.6 **Limitations on use of Service.** Company acknowledges that for Services that are designated as being solely for Company's internal use, Company may not provide, lease, or resell Services, directly or indirectly, to any third party, unless, and only to the extent that, Company is authorized by Sun in writing to do so.

8. **THIRD PARTY PRODUCTS**

8.1 Company may from time to time request and Sun may agree to procure Third Party Products in conjunction with the provision by Sun of the Services. In such circumstances the terms and conditions of the Agreement shall apply.

8.2 Sun shall procure the requested Third Party Product(s) as a limited agent for Company from the third party supplier and shall pass through to Company any terms and conditions applicable, including warranty terms and license terms in the case of software, as warranted or licensed by the third party manufacturer or importer.

8.3 All orders for Third Party Products are non-cancelable and non-returnable to Sun.

8.4 Sun will not be liable nor responsible for:

(a) any delays in delivery of Third Party Products;

(b) warranty or continuing support and/or maintenance for any period of time but shall liaise between Company and the third party supplier in respect of any warranty claims during the warranty period, unless otherwise agreed in a SOW;

(c) continued compatibility of Sun products and Third Party Products; or

(d) patent or copyright infringements or the provision of an indemnity in respect of Third Party Products.

8.5 Sun may include in the price to Company a margin or receive a commission for arranging such supply to cover Sun's costs and expenses.

Appendix 2 to the iForce Business Terms Exhibit
Additional provisions relating to Services

IN WITNESS WHEREOF THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS IFORCE EXHIBIT AS OF THE APPENDIX EFFECTIVE DATE.

Sun Microsystems, Inc.		COMPANY	
BY:	[signature]	BY:	[signature]
NAME:	Greg Strood	NAME:	Winston Johnson
TITLE:	V.P.	TITLE:	Chairman / CEO
DATE:	5-24-05	DATE:	5-24-05

[redacted]

Company Name:	WinSonic Digital Media Group, Ltd.
Other Name (dba):	
Parent Co. Name (if applicable):	
General Terms Reference No.:	AR-85658
Exhibit Reference No.:	
Letter of Authorization Reference No.	AR-85658-SP

This Letter of Authorization is between Sun Microsystems, Inc. ("Sun") and the party identified above as Company ("Company"), and together with all other Letters of Authorization related to the Exhibit referenced above, comprises a Schedule that identifies the scope of Company's appointment as an iForce Business Partner.

A. Authorization period: JUL 26 2005 to February 28, 2006 ("Expiration Date"). Subject to the termination rights in the General Terms and Exhibit referenced above, this Letter of Authorization shall be automatically renewed on a yearly basis, unless either party tenders Notice of intention not to renew at least thirty (30) days prior to any year's Expiration Date. This Letter of Authorization may be terminated separately from or in conjunction with any other Letter of Authorization or the Exhibit referenced above.

B. Country(ies) of Authorization / Authorized Locations: The United States (excluding US territories).

Address: 235 Peachtreet St., Ste. 400
Atlanta, GA 30303

C. Company's Individual Contact Details:

Name / Title: Winston Johnson, Chairman/CEO
Address: 235 Peachtreet St., Ste. 400
Atlanta, GA 30303

Phone: 770-858-0039
Fax: 770-858-0038
Email: Winston@winsonic.net

D. Scope of Appointment: Company (but none of its affiliates) is appointed and has qualified as an Executive Service Provider.

E. Sources of Products: For the purpose of the iForce Partner Program benefits listed below, and subject to any related program restrictions, Company is authorized to source Products from the parties identified below:

(a) Company may purchase Products for internal use or for the provision of Service Provider Services where title to such Products will be retained by Company from those sources identified in the iForce ServiceProvider Reference Guide.
(b) Company designates Access Distribution as its Channel Development Provider.
(c) Company will earn Service Provider Development Funds on purchases of Products from the sources identified in the iForce Service Provider Reference Guide.

F. iForce Service Provider Reference Guide: Specific iForce Service Provider Program participation criteria, benefits, and obligations are identified in the iForce Service Provider Reference Guide available at the following URL: http://infobahn.central/US/programs-n-policies/reference-guides/.

G. Discounts on Products Purchased from Sun: The discounts set forth below apply when Company purchases Products from Sun. The discounts are based upon the Destination Country indicated.

(a) Destination Country — United States (excluding US territories)
Price List — U.S. Price List

Product Category	Discount
Category A:	27.00%
Category B:	22.00%
Category D (non-discountable):	0.00%
Category H:	9.00%
Category J:	9.00%
Category K:	0.00%
Category M:	25.00%
Category P:	25.00%

General Notes related to Product Discounts:

1. Sun retains the right to modify these discounts pursuant to the terms of the Exhibit referenced above.
2. All discounts for purchases in other countries are subject to prior written approval by Sun.
3. Certain Products may not fall into any of the product categories listed above; the discounts, if any, applicable to such Products may differ from the discounts set forth above.

IN WITNESS WHEREOF THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS LETTER OF AUTHORIZATION.

SUN MICROSYSTEMS, INC.	COMPANY Wisconsin Digital Media Group Ltd.
By: [signature]	By: [signature]
Name: Greg Strood	Name: Winston Johnson
Title: V.P.	Title: Chairman /CEO
Date: 5-24-05	Date: 5-24-05

Company Name: Winsonic

General Terms Reference No: ~~AI2-~~ 85658

Exhibit Reference No:__________

THIS BI-LATERAL NON-DISCLOSURE EXHIBIT ("Exhibit") is an Exhibit to the General Terms referenced above and is effective as of JULY 26 2005 ("Exhibit Effective Date"). The General Terms are an integral part of this Exhibit and are incorporated by reference. The General Terms and this Exhibit are together referred to as the "Agreement".

1. INTERPRETATION:

In this Exhibit:

"Information" means that information, data and/or other materials that Sun and/or Company deem to be confidential and proprietary, as identified in the Schedule(s) accompanying this Exhibit.

"Permitted Use" means the defined purpose(s), as set forth in the Schedule(s) accompanying this Exhibit, for which the receiving party may utilize the Information reveal by the disclosing party.

Capitalized terms used but not defined in this Exhibit have the meanings set out in the General Terms.

In the event of any inconsistency between the elements of the Agreement, the following order of precedence will apply (in descending order): a) the main text of this Exhibit; b) the General Terms; and c) the Schedules.

2. SCOPE:

This Agreement describes the terms and conditions by which Company and Sun each may exchange Information from time to time as made desirable due to the nature of the parties' evolving business relationship. In order to ensure the free flow of information between the parties in furtherance of this relationship, Company and Sun hereby agree as follows:

This Agreement will govern the disclosure of Information identified in Schedule(s) hereto. To the extent that Information is disclosed pursuant to another agreement that contains confidentiality provisions, such provisions will supersede this Agreement and govern such disclosure.

2.1 OBLIGATIONS OF RECEIVING PARTY:

Information shall be used solely as set out in the Schedule(s) hereto, and shall not be disclosed to a third party other than a subsidiary, fiduciary advisors or subcontractor of the receiving party who has agreed to be bound by terms no less restrictive than those defined in this Agreement. The receiving party shall protect Information of the disclosing party using the same degree of care, but no less than a reasonable degree of care, as receiving party uses to protect its own confidential information. Upon the disclosing party's written request, all documented Information (and all copies thereof) disclosed by the disclosing party to the receiving party will be returned to the disclosing party within 30 days of receipt of such request or will be destroyed, with written certification of such destruction provided to the disclosing party within 30 days of receipt of such request.

2.2 FORM OF PROTECTED INFORMATION:

The receiving party shall be obligated to protect only Information: (a) disclosed in tangible form clearly labeled as confidential or proprietary at the time of disclosure or (b) disclosed in non-tangible form if both 1) identified as confidential or proprietary at the time of disclosure, and 2) summarized in a writing that is designated as confidential and proprietary, and delivered to the other party within thirty (30) days after disclosure.

2.3 EXCLUSIONS:

This Agreement imposes no obligation upon the receiving party with respect to Information that: (a) was in the possession of, or was known by, the receiving party prior to its receipt from the disclosing party, without an obligation to maintain its confidentiality; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the receiving party from a third party, without an obligation to keep such Information confidential; or (d) is independently developed by the receiving party without use of Information. Disclosure of Information by the receiving party is not prohibited if such disclosure is: (a) compelled pursuant to a legal proceeding or (b) otherwise required by law; if practicable, prior notice will be given to disclosing party and disclosing party will be given the opportunity to oppose such disclosure or obtain a protective order prior to receiving party's disclosure of Information pursuant to (a) or (b).

3. MUTUAL DISCLAIMER:

Information is delivered "AS IS", and all representations and warranties, express or implied, including fitness for a particular purpose, merchantability, and non-infringement, are hereby disclaimed. Disclosing party warrants that it has the right to disclose Information: however, notwithstanding the foregoing, none of the Information disclosed by the parties constitutes any representation, warranty, assurance, guarantee or inducement by either

party to the other with respect to the infringement of trademarks, patents, copyright; any right of privacy; or any rights of third persons. Neither party has an obligation under this Agreement to sell or purchase any item from the other party. Nothing in this Agreement shall be construed as a representation that the receiving party will not develop or acquire information that is the same as or similar to information, provided that the receiving party does not do so in breach of this Agreement. The receiving party does not acquire any rights in information, except the limited right to use information as described above.

4. **INJUNCTIVE RELIEF:**
Each party acknowledges that monetary remedies will be inadequate to protect information and that injunctive relief may be appropriate to protect such information.

5. **PERIOD OF PROTECTION:**
Each party shall protect information disclosed hereunder for a period of three (3) years from the date of such disclosure, except for Sun source code which shall be protected in perpetuity.

6. **TERM AND TERMINATION:**
6.1 This Agreement covers only information which is disclosed between the Exhibit Effective Date and three (3) years thereafter. This Agreement will be automatically renewed on an annual basis thereafter, unless at least thirty (30) days prior to any year's expiration, either party tenders to the other party notice of it's intention not to renew.
6.2 At any time during the term of this Agreement, either party may terminate this Agreement by giving thirty (30) days' written notice to the other party. Notwithstanding such termination a receiving party's obligations regarding information shall expire three (3) years after the date of disclosure, except for either party's source code, which shall be protected in perpetuity.

7. **NOTICES:**
All Notices must also be delivered to the persons specified below:

Sun	Company
Sun Microsystems, Inc.	
901 San Antonio Road	
Palo Alto, CA 94303	
Attn: General Counsel	

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit agreement to be executed by their respective authorized representatives as of the Exhibit Effective Date.

SUN MICROSYSTEMS, INC.	COMPANY
By: [signature]	By: [signature]
Name: Greg Stroud	Name: Winston Johnson
Title: V.P.	Title: Chairman/CEO

SCHEDULE

This Schedule to the Bi-Lateral Non-Disclosure Exhibit dated ______________, 200__, as may be amended from time to time, between Company and Sun, sets forth the information that shall be subject to the Agreement. The terms and conditions set forth in the Agreement shall govern this Schedule. All terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Company Information To Be Disclosed: Winsonic Digital Cable Systems Network

Permitted Use: ______________

Sun Information To Be Disclosed: ______________

Permitted Use: ______________

OPTIONAL: Authorized Additional Disclosure Parties (subsidiaries/subcontractors):

Name: ______________ Address: ______________

Name: ______________ Address: ______________

Effective Date of this Schedule: ______________

COMPANY	SUN MICROSYSTEMS, INC.
By: [signature]	By:
Name: Winston Johnson	Name:
Title: Chairman / CEO	Title: